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                                                                 Exhibit 10.75


                             RENAISSANCE COSMETICS, INC.
                                  635 Madison Avenue
                                  New York, NY 10022

                                        [date]


[name]
[address]

Dear ________:

          I am writing to confirm the action approved by the Renaissance Cosmetics, Inc. (the "Company") Board of Directors at its October 22, 1997 meeting.

          The Company considers it essential to the best interests of its stockholders to foster the continuous employment of the key management personnel of the Company. In this connection, the Board of Directors of the Company (the "Board") recognizes that your departure would be a detriment to the Company and its stockholders.

          On behalf of the Board, I am pleased to inform you that you have been selected by the Board as a key employee eligible to receive a retention bonus, as more fully described below.

RETENTION BONUS:

          Subject to satisfaction of the terms and conditions set forth below, if (i) a Significant Transaction (as defined below) is consummated on or before December 31, 2004 (or a definitive agreement to consummate a Significant Transaction is entered into on or prior to December 31, 2004 and such Significant Transaction is ultimately consummated) and (ii) you are employed by the Company as of the date of consummation of such Significant Transaction (the "Payment Event Date") or cease to be employed by the Company prior to the Payment Event Date as a result of the Company's termination of your employment without Cause (as defined below) or due to your death or Disability (as defined below), then you will be entitled to receive a retention bonus in the amount of $379,620, or such greater (but not lesser) amount as may be determined by the Company in its sole discretion (a "Retention Bonus").

          To the extent a Retention Bonus becomes payable to you hereunder, the Retention Bonus will be paid to you (or your estate, as the case may be) in a lump sum cash payment no later than 30 days following the Payment Event Date.

          If (i) a Significant Transaction is not consummated on or before December 31, 2004 (or, in the event a definitive agreement to consummate a Significant Transaction is entered into on

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or prior to December 31, 2004, if such Significant Transaction is not ultimately consummated) or (ii) if your employment with the Company is terminated prior to the Payment Event Date due to your voluntary resignation or termination of your employment by the Company for Cause, then you will not be entitled to the payment of a Retention Bonus and you will cease to have any rights hereunder.

CONFIDENTIALITY AGREEMENT:

          In consideration for your opportunity to receive a Retention Bonus, you hereby agree to be bound by the terms of the Confidentiality Agreement attached hereto as Exhibit I (the "Confidentiality Agreement"), which is hereby incorporated into this letter agreement by this reference. Your entitlement to any payments hereunder is expressly conditioned upon your compliance with the terms of the Confidentiality Agreement.

DEFINED TERMS:

          For purposes of this letter agreement:

          "CAUSE" means (i) your substantial failure to satisfactorily perform your reasonably assigned duties to the Company or any of its affiliates (including, without limitation, your failure to use your best efforts to assist in the structuring or consummation of any strategic alternative for the Company that the Board determines to pursue), which failure is note cured within ten days after your receipt of written notice from the Company describing such failure, (ii) dishonesty in the performance of your duties to the Company or its affiliates (iii) an act or acts on your part constituting a felony under the laws of the United States or any state thereof or crime involving moral turpitude, (iv) your material breach of the Confidentiality Agreement or any written policies or practices of the Company or its affiliates, or (v) any other willful or grossly negligent act or omission by you which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates. For such purposes, the term Company shall mean the Company or its successors, as the case may be.

          "DISABILITY" means "long term disability" as such term (or similar term) is defined in the Company's long-term disability policy as in effect from time to time, or if there should be no such policy or such term is not defined therein, your inability due to physical or mental incapacity, to substantially perform your duties to the Company for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four
(24) consecutive month period, as determined by the Company in good faith.

          "SIGNIFICANT TRANSACTION" means any of:

               (a) A registered initial public offering of the equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933; or

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               (b) (i)   any "Person" (as defined in Sections 13(d) and 14(d)
of the Exchange Act) other than the persons or the group of persons in control of the Company on the date hereof (or their affiliates) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

               (ii) within any period of two consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose nomination for election was previously so approved;

               (iii) the shareholders of the Board approve a merger of, or consolidation involving, the Company in which (A) the Company's Common Stock (such stock, or any other securities of the Company into which such stock shall have been converted through a reincorporation, recapitalization or similar transaction, hereinafter called "Common Stock of the Company"), is converted into shares or securities of another corporation, or into cash or other property, or (B) the Common Stock of the Company is not converted as described in Clause (A), but in which more than forty percent (40%) of the common stock of the surviving corporation in the merger is owned by shareholders other than those who owned such amount prior to the merger; in each case, other than a transaction solely for the purpose of reincorporating the Company in another jurisdiction or recapitalizing the Common Stock of the Company; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the proceeds to the shareholders.

NO MITIGATION:

          Your entitlement to the payment of a Retention Bonus hereunder will not be subject to mitigation. Consequently, you will not be obligated to seek alternative employment in the event of your termination of employment with the Company or its affiliates (including any successor) and the amount of compensation paid or payable to you hereunder will not be reduced by any compensation paid or payable to you by any future employer.

MISCELLANEOUS

          This letter agreement shall be governed by the laws of the Sate of New York, without reference to the principles of conflict of laws and may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

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          Your rights to the payment of any Retention Bonus hereunder may not be assigned, transferred, pledged or otherwise alienated, other than by will or the laws of descent and distribution.

          Unless otherwise determined by the Board, any payments made hereunder shall not be taken into account in computing your salary or compensation for the purposes of determining any benefits or compensation under (i) any pension, retirement, life insurance or other benefit or compensatory plan of the Company or its affiliates or (ii) any agreement between the Company or its affiliates and you.

          The Company may withhold from any amounts payable hereunder such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          The terms of this letter agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          Kindly sign this letter agreement in the space indicated below at which time this letter agreement shall become a binding agreement between you and the Company enforceable in accordance with its terms.

                                       RENAISSANCE COSMETICS, INC.



                                       By:
                                          -------------------------------------
                                          [name]
                                          [title]


Accepted and Agreed to:

By
-------------------------------------

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                                      EXHIBIT I

                              CONFIDENTIALITY AGREEMENT

          This Confidentiality Agreement is being entered in connection with and shall be deemed to form a part of, the letter agreement dated as of ________ __, 199_ (the "Letter Agreement"), between Renaissance Cosmetics, Inc. (the "Company") and __________ (the "Executive"). Capitalized terms used herein without definition have the meanings specified in the Letter Agreement.

     I. Executive acknowledges and agrees that the Executive's work for the Company has brought him and will continue to bring him into close contact with many confidential affairs not readily available to the public. Accordingly, to preserve the value of the Company, the Executive covenants and agrees that:

          A. CONFIDENTIAL INFORMATION. During the term of Executive's employment by the Company or any of its affiliates and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, or disclose to any person or entity, except as required in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates, including, without limitation, trade "know-how," trade secrets, consultant contracts, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition, disposition or merger plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs of the Company and its affiliates learned by Executive heretofore or hereafter, and shall not disclose them to anyone outside of the Company and its affiliates, except (i) as required in the course of performing Executive's duties to the Company, (ii) with the Company's express written consent, (iii) if such information is or become generally known by the public other than as a result of a breach hereof or of a similar confidentiality agreement, or (iv) as required by law or judicial or administrative process.

          B. RETENTION BONUS ARRANGEMENT/SIGNIFICANT TRANSACTION. Without limiting the generality of the restrictions set forth in Paragraph A above, during the term of Executive's employment by the Company or any of its affiliates and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, or disclose to any person or entity, except as required in connection with the business and affairs of the Company, the term or conditions of the Letter Agreement (including, without limitations, the amount of the Retention Bonus provided thereunder) and any intention the Company may have or develop to consider or pursue a Significant Transaction or other corporate transaction and any information relating to any potential Significant Transaction or other corporate transaction, except (i) as required in the course of performing Executive's duties to the Company, (ii) with the Company's express written consent, (iii) if such information is or becomes generally known by the public other than as

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a result of a breach hereof or of a similar confidentiality agreement, or
(iv) as required by law or judicial or administrative process.

          C. PROPERTY OF THE COMPANY. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Executive or made available to executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of Executive's employment with the Company or any of its affiliates or at any other time on request.

     II. RIGHTS AND REMEDIES UPON BREACH. If Executive breaches, or threatens to commit a breach of, any of the provisions of this Confidentiality Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity;

          A. SPECIFIC PERFORMANCE. The right and ready to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the company and that money damages will not provide an adequate remedy to the Company.

          B.   ACCOUNTING.    The right and remedy to require Executive to
account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such benefits to the Company.

          C. The right to discontinue the payment of any amounts owing under the Letter Agreement.

     III. SEVERABILITY OF COVENANTS.   If any court determines that any of
the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby affected and shall be given full effect, without regard to the invalid portions.

     IV. BLUE-PENCILING. If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

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